SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 7, 2003

Western Plains Energy, L.L.C.
(Exact Name of Registrant as Specified in Charter)

Kansas	333-74982	48-1247506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Main Street P. O. Box 340 Quinter, Kansas		67752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(785) 754-2119

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

Western Plains Energy, L.L.C. (“WPE”) mailed a copy of its April 2003 Newsletter, a copy of which is attached as Exhibit 99.1, to its members and certain media outlets on or about April 7, 2003.

The newsletter contains information updating WPE members on various matters related to the construction of the WPE ethanol plant and other company matters.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1	April 2003 Newsletter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.

Date: April 15, 2003	By	/s/ Jeff Torluemke
Jeff Torluemke
	Its	Chief Executive Officer

EXHIBIT INDEX

99.1	April 2003 Newsletter